PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT ("**Patent Security Agreement**"), dated as of July 30, 2025, is made by and between OneMeta Inc., a Nevada corporation (the "**Grantor**") in favor the Rowland W Day II & Jaime D Day Family Trust (the "**Secured Party**").

WHEREAS, the Grantor has issued a Secured Promissory Note dated as of even date herewith (the "**Promissory Note**"), to the Secured Party.

WHEREAS, as a condition precedent to the making of the loans by the Secured Party under the Promissory Note, the Grantor has executed and delivered to the Secured Party that certain Security Agreement dated as of even date herewith, made by and between the Grantor and the Secured Party (the "**Security Agreement**").

WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Secured Party a security interest in, among other property, certain intellectual property of the Grantor, and has agreed to execute and deliver this Patent Security Agreement for recording with governmental authorities, including, but not limited to, the United States Patent and Trademark Office.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Grant of Security. The Grantor hereby pledges and grants to the Secured Party a security interest in and to all of the right, title, and interest of the Grantor in, to, and under the following (the "**Patent Collateral**"):

(a) the patents and patent applications set forth in Schedule 1 hereto and all reissues, divisions, continuations, continuations-in-part, renewals, extensions, and reexaminations thereof and amendments thereto (the "**Patents**");

(b) all rights of any kind whatsoever of the Grantor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world;

(c) any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(d) any and all claims and causes of action, with respect to any of the foregoing, whether occurring before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, misappropriation, violation, misuse, breach, or default, with the right, but no obligation, to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2. Recordation. The Grantor authorizes the Commissioner for Patents and any other government officials to record and register this Patent Security Agreement upon request by the Secured Party.

3. Loan Documents. This Patent Security Agreement has been entered into pursuant to and in conjunction with the Security Agreement, which is hereby incorporated by reference. The provisions of the Security Agreement shall supersede and control over any conflicting or inconsistent provision herein. The rights and remedies of the Secured Party with respect to the Patent Collateral are as provided by the Promissory Note, the Security Agreement, and related documents, and nothing in this Patent Security Agreement shall be deemed to limit such rights and remedies.

4. Execution in Counterparts. This Patent Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Patent Security Agreement by facsimile or in electronic format shall be effective as delivery of a manually executed counterpart of this Patent Security Agreement.

5. Successors and Assigns. This Patent Security Agreement will be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6. Governing Law. This Patent Security Agreement and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Patent Security Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the United States and the State of Nevada, without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Grantor has caused this Patent Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GRANTOR:

OneMeta Inc.

DocuSigned by:

By: Saul Leal
1F4F5F852F8A4CF...

Name: Saul Leal

Title: CEO

Address for Notices:

[ACKNOWLEDGMENT

STATE OF [NAME])
) SS.
COUNTY OF [NAME])

On the [ORDINAL NUMBER] day of [MONTH], [YEAR], before me personally appeared [SIGNATORY NAME], personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the foregoing instrument, who, being duly sworn, did depose and say that he/she/they executed the same [in his/her/their authorized capacity as the [SIGNATORY TITLE] of [PARTY], the [LEGAL ENTITY TYPE] described], and acknowledged the instrument to be [his/her/their free act and deed/the free act and deed of [PARTY]] for the uses and purposes mentioned in the instrument.

____
Notary Public
Printed Name:

My Commission Expires: [DATE]]

AGREED TO AND ACCEPTED:

SECURED PARTY:

Rowland W Day II & Jaime D Day Family Trust By:

DocuSigned by:
Rowland W. Day II
BC22DA3FA4B643C...

Name: Rowland W. Day II
Title: Trustee
Address for Notices:

SCHEDULE 1

Patents

Serial Number	Country	Status	Filing Date
63/374,220	US	Closed	Aug. 31, 2022
63/429,505	US	Closed	Dec. 1, 2022
63/498261	US	Closed	Apr. 25, 2023
63499,696	US	Closed	May 2, 2023
63/579,922	US	Closed	Aug. 31, 2023
PCT/US2023/073256	WO	Pending, Published	Aug. 31, 2023
63/562172	US	Pending	March 6, 2024